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                                                                    EXHIBIT 99.2


                      CONSENT OF ROBERTSON STEPHENS, INC.


     We hereby consent to the inclusion of and reference to our opinion dated March 28, 2001 to the Special Committee of the Board of Directors of MAYAN Networks Corporation ("MAYAN") in the Registration Statement on Form S-4 (the "Registration Statement") of Ariel Corporation ("Ariel"), covering common stock of Ariel to be issued in connection with the proposed business combination involving Ariel and MAYAN. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                              /s/ Robertson Stephens, Inc.

                              Robertson Stephens, Inc.
                              San Francisco, California
                              May 24, 2001